AMENDMENT TO CREDIT AGREEMENT

            THIS AGREEMENT, dated as of November 12, 1996, by and between Hagler Bailly Consulting, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company (the "Bank").

                             W I T N E S S E T H:

            WHEREAS, the Company and the Bank are parties to that certain Credit Agreement dated as of May 17, 1995, as amended (the "Credit Agreement"); and

            WHEREAS, the parties wish to amend the Credit Agreement in the manner hereinafter set forth;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

      2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

            2.1 Section 1 of the Credit Agreement is amended by adding a new subsection 1.17 in appropriate numerical order as follows:

            "1.17 Letters of Credit.

                  (a) Subject to the terms and conditions hereof, the Company may request the Bank to issue, from time to time, standby letters of credit (the "Letters of Credit" and each individually a "Letter of Credit") in an aggregate stated amount at any one time not exceeding the lesser of $1,000,000 or the then unused portion of the Available Commitment. Each request for a Letter of Credit shall be made by the Company by application on the Bank's standard form or in such other manner as the Bank may approve and shall be made such reasonable time in advance as the Bank may require. The Letters of Credit shall be issued pursuant to a duly executed letter of credit agreement on the Bank's standard form and shall be accompanied by such other instruments and agreements as the Bank may require. No Letter of Credit shall have an expiration date later than the earlier of three hundred sixty-five (365) days following the date of issuance or the Expiration Date. Until each Letter of Credit shall have expired without being drawn, the stated amount of such Letter of Credit shall be deemed an outstanding Revolving Credit Loan for purposes of calculating the unused portion of the Available Commitment and for purposes of calculating the Commitment Fee pursuant to subsection
            1.8. Once drawn, a Letter of Credit shall be funded from the Available Commitment by the Bank advancing the stated amount thereof to the Company, and any amount so advanced shall be a Revolving Credit Loan and shall accrue interest as such from the date so advanced.

                  (b) For each Letter of Credit issued hereunder, the Company shall pay the Bank a fee (the "Letter of Credit Fee") equal to two percent (2%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) on the stated amount thereof, payable quarterly in arrears on the day of each third calendar month which corresponds with the date of issuance of such Letter of Credit, until the expiration of such Letter of Credit. The Letter of Credit fee shall be in addition to such other transactions fees and similar charges as the Bank imposes on its customers generally from time to time with respect to letter of credit transactions.

                  (c) If, upon the occurrence of any Event of Default, there shall be outstanding any Letters of Credit or any drafts accepted for payment by the Bank under any Letters of Credit, the Company will, on demand by the Bank, deposit and at all times maintain with the Bank an amount of cash (the "Cash Collateral") equal to the aggregate stated amount of all outstanding Letters of Credit. The Cash Collateral so deposited shall be held by the Bank as part of the Collateral. Such Cash Collateral shall be returned by the Bank to the Company only when there is no longer any Event of Default continuing hereunder."

            2.2 Subsection 8.1 of the Credit Agreement is amended by deleting the last paragraph thereof in its entirety and inserting in place thereof the following:

            "then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, any of the following actions may be taken. The Bank may by written notice to the Company,
            (i) declare the principal of and accrued interest in respect of the Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Notes (together with any LIBOR Premium applicable thereto) shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (ii) demand Cash Collateral in accordance with subsection 1.17(c) hereof, and/or (iii) terminate the Revolving Commitment, whereupon the Revolving Commitment of the Bank and the undertaking of the Bank to issue Letters of Credit hereunder shall forthwith terminate without any other notice of any kind. If any Event of Default referred to in subparagraphs (g) or (h) of this subsection 8.1 shall occur, (i) the principal of and accrued interest in respect of the Notes (together with any LIBOR Premium applicable thereto) shall forthwith become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company,
            (ii) the Cash Collateral shall forthwith become due and payable in accordance

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

            with subsection 1.17(c) hereof, without any notice of any kind; and
            (iii) the Revolving Commitment of the Bank to make Revolving Credit Loans and the undertaking of the Bank to issue Letters of Credit hereunder shall forthwith terminate without any other notice of any kind.

            2.3 Section 9 of the Credit Agreement is amended by inserting the following new defined terms in appropriate alphabetical order:

            "Cash Collateral:  the meaning specified in subsection 1.17(c).

            Letter or Letters of Credit: the meanings specified in subsection 1.17(a).

            Letter of Credit Fee:  the meaning specified in subsection 1.17(b)."

      3.    Miscellaneous

            3.1 As modified hereby, the provisions of the Credit Agreement shall continue in full force and effect.

            3.2 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                         HAGLER BAILLY CONSULTING, INC.


                         By:   /s/ Daniel M. Rouse, CFO
                            --------------------------------
                                                    (Title)

                         STATE STREET BANK AND TRUST COMPANY

                         By: /s/ Linda M. Mouton, Vice President
                            ------------------------------------
                                                      (Title)


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